UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8_K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2005 (January 20, 2005)

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Villiage, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)

Intent not to Stand for Re-Election to the Board of Directors.

     On January 20, 2005, G.W. Thompson and Robert A. Watts informed the Company that they would not stand for re-election as directors of the Company at the Company’s 2005 annual meeting.

Resignation of Chief Financial Officer.

     R. Llee Chapman has resigned his positions as Vice President, Finance and Chief Financial Officer effective January 24, 2005. Mr. Chapman plans to continue to serve as Controller and Treasurer until March 31, 2005 when he plans to terminate his employment.

(c)

Appointment of Chief Financial Officer.

      Melvyn Williams, 56, has been appointed as the Company’s Chief Financial Officer, effective January 24, 2005. Mr. Williams will continue to serve the Company as Senior Vice President, Corporate Development, a position he has held since March 2004.

      From 2000 to 2003, Mr. Williams served as Chief Financial Officer of TVX Gold Inc., a gold mining company with five operating mines and an advanced development project in Greece, with an annual gold production of 250,000 ounces. From 1997 to 2000, Mr. Williams served as Vice President - Finance of TVX Gold Inc., where he was primarily responsible for the company's Greek operations and developments. Mr. Williams is a Chartered Certified Accountant, and received an MBA from Cranfield in 1988.

      On September 22, 2004, the Company entered into an employment agreement with Mr. Williams effective as of February 16, 2004, under which he served as the Company’s Senior Vice President, Finance and Corporate Development (“Williams Employment Agreement”). The Williams Employment Agreement provides for a base salary of $200,000 per year, a discretionary bonus and participation in the Company’s incentive stock option plan among other benefits. The Williams Employment Agreement is for an indefinite term. Mr. Williams may terminate his Employment Agreement upon one month’s advance notice to the Company and the Company may terminate the employment of Mr. Williams with or without cause. In the event of a change of control of the Company or termination without cause at any time, Mr. Williams is entitled to receive immediate vesting of all granted stock options, payment of 24 months of salary, 50% of any bonus entitlement for a 24 month period and continuation of insurance benefits for a period of 24 months. The foregoing description is qualified in its entirety by reference to the Williams Employment Agreement which is attached as Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2004.

Appointment of Vice President, Finance

     James T. O’Neil, 61, has been appointed as the Company’s Vice President, Finance, effective January 24, 2005.

     Mr. O’Neil has served as the Company’s Vice President, Internal Audit and Risk Management since May 1, 2004. From 2001 to May 2004, Mr. O’Neil served as Vice-President, Finance and Administration with Americas Mining Company and ASARCO Incorporated, a multi-national mining corporation located in Phoenix, Arizona, where Mr. O’Neil was responsible for accounting, materials management, information systems and treasury functions. Prior to serving as the Vice-President, Finance and Administration for Americas Mining Company and ASARCO Incorporated, Mr. O’Neil served as the Controller of ASARCO Incorporated from 2000 to 2001 and as the Director of Field Accounting/Assistant Controller at ASARCO Incorporated from 1998 to 2000. In these positions, Mr. O’Neil supervised corporate and field accounting for ASARCO Incorporated and directed all field accounting functions for 16 operating units of ASARCO Incorporated. Mr. O’Neil is a Certified Management Accountant and received his Master of Business Administration in Accounting from Arizona State University in 1977.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GOLD CORPORATION

Date: January 24, 2005	By:	/s/ Melvyn Williams

Melvyn Williams Senior Vice President and Chief Financial Officer